SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2009

KINDER TRAVEL, INC.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Nevada	000-52703	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
20385 64th Avenue Langley, British Columbia Canada V2Y 1N5
(Address of principal executive offices)
(604) 514-1962
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

(a)             On February 12, 2009, Kinder Travel Inc., a Nevada corporation (the “Registrant”), dismissed Moore & Associates, CHTD (“Moore”) as its independent registered public accounting firm.  The dismissal was approved by the Registrant’s Board of Directors.

During the fiscal year ended December 31, 2007 and the subsequent interim periods up through the date of termination, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore, would have caused Moore to make reference thereto in its report on the Registrants financial statements for such years.

Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation SK occurring within the Registrant's two most recent fiscal years and the subsequent interim periods up through the date of termination.  Other than as set forth below, the report issued by Moore with respect to the Registrant’s financial statements for the year ended December 31, 2007 did not contain any adverse or disclaimer of opinion, and were not modified as to uncertainty, scope or accounting principals.

The audit report of Moore for the financial statements of the Registrant as of December 31, 2007 contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Registrant's two most recent fiscal years and the subsequent interim periods up through the date of this Report, neither the Registrant nor anyone on its behalf consulted with any other independent auditor regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements. Further, no other independent auditor has provided written or oral advice to the Registrant that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues during the period that Moore served as the Registrant’s independent auditor.

The Registrant provided a copy of the foregoing disclosures to Moore prior to the date of the filing of this report and requested that Moore furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b)           On February 12, 2009, the Board of Directors engaged M&K CPAS, PLLC (“M&K”) as the Registrant’s independent registered public accounting firm.

            The Company has not consulted with M&K regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through present.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Agreement from Moore & Associates, Chartered

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 13, 2009	Kinder Travel Inc.

	By:	/s/ Dirk Holzhauer
Name: Dirk Holzhauer
Title: President